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                                                                       Exhibit 4



                               ROBINSON COMPANIES

                    NONQUALIFIED DEFERRED COMPENSATION PLAN
                                (2000 Statement)

                             Adopted July 18, 2000

           by the Board of Directors of C.H. Robinson Worldwide, Inc.


                      But First Effective January 1, 2001

                               ROBINSON COMPANIES

                    NONQUALIFIED DEFERRED COMPENSATION PLAN
                                (2000 Statement)
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                               TABLE OF CONTENTS

                                                                        Page
SECTION 1.     INTRODUCTION AND DEFINITIONS..............................  1
               1.1.  Statement of Plan...................................  1
               1.2.  Definitions.........................................  1
                        1.2.1.   Account.................................  1
                        1.2.2.   Affiliate...............................  1
                        1.2.3.   Annual Valuation Date...................  1
                        1.2.4.   Beneficiary.............................  1
                        1.2.5.   Change-in-Control.......................  1
                        1.2.6.   Compensation Committee..................  2
                        1.2.7.   Effective Date..........................  2
                        1.2.8.   Employers...............................  2
                        1.2.9.   Event of Maturity.......................  2
                        1.2.10.  Index Fund..............................  2
                        1.2.11.  Normal Retirement Date..................  3
                        1.2.12.  Participant.............................  3
                        1.2.13.  Plan....................................  3
                        1.2.14.  Plan Administrator......................  3
                        1.2.15.  Plan Statement..........................  3
                        1.2.16.  Plan Year...............................  3
                        1.2.17.  Principal Sponsor.......................  3
                        1.2.18.  Termination of Employment...............  3
                        1.2.19.  Valuation Date..........................  3
                        1.2.20.  Retirement Plan.........................  4
SECTION 2.     PARTICIPATION.............................................  5
               2.1.  Participation.......................................  5
                        2.1.1.   General Participation...................  5
                        2.1.2.   Participation by Selection..............  5
                        2.1.3.   Initial Enrollment......................  5
               2.2.  Specific Exclusion..................................  6

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SECTION 3.     CREDITS TO ACCOUNTS........................................   7
               3.1.  Deferral Credits.....................................   7
                        3.1.1.   Amount of Credits........................   7
                        3.1.2.   Crediting to Accounts....................   7
               3.2.  Discretionary Employer Credits.......................   7
                        3.2.1.   Amount of Credits........................   7
                        3.2.2.   Crediting to Accounts....................   8
               3.3.  Option Deferral Credits..............................   8
                        3.3.1.   Amount of Deferral.......................   8
                        3.3.2.   Crediting to Accounts....................   9
SECTION 4.     ADJUSTMENT OF ACCOUNTS.....................................  10
               4.1.  Operation of Index Funds.............................  10
               4.2.  Establishment of Accounts............................  10
               4.3.  Adjustments of Accounts..............................  10
SECTION 5.     VESTING OF ACCOUNT.........................................  11
               5.1.  General Rule.........................................  11
               5.2.  Conduct Forfeiture...................................  11
SECTION 6.     MATURITY...................................................  13
SECTION 7.     PAYMENTS...................................................  14
               7.1.  Termination Payments.................................  14
                        7.1.1.   Form of Payment..........................  14
                        7.1.2.   Time of Payment..........................  14
                        7.1.3.   Installment Amounts......................  15
                        7.1.4.   New Designation..........................  15
                        7.1.5.   Default..................................  16
                        7.1.6.   No Spousal Rights........................  16
               7.2.  In-Service Payment...................................  16
                        7.2.1.   When Available...........................  16
                        7.2.2.   Payment..................................  16
                        7.2.3.   Forfeiture...............................  16
               7.3.  Accelerated Lump Sum Payment.........................  16
                        7.3.1.   When Available...........................  16
                        7.3.2.   Payment..................................  16
                        7.3.3.   Forfeiture...............................  17
               7.4.  Scheduled Payments...................................  17
                        7.4.1.   When Available...........................  17
                        7.4.2.   Payment..................................  17
               7.5.  Designation of Beneficiaries.........................  17
                        7.5.1.   Right to Designate.......................  17
                        7.5.2.   Failure of Designation...................  17

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                        7.5.3.  Disclaimers by Beneficiaries...............  18
                        7.5.4.  Definitions................................  18
                        7.5.5.  Special Rules..............................  19
                        7.5.6.  No Spousal Rights..........................  20
              7.6.   Death Prior to Full Payment...........................  20
              7.7.   Facility of Payment...................................  20
              7.8.   Payments in Kind......................................  20
              7.9.   Disqualification......................................  21
              7.10.  Tax Withholding.......................................  21
SECTION 8.    FUNDING OF PLAN..............................................  22
              8.1.   Unfunded Obligation...................................  22
              8.2.   Life Insurance........................................  22
              8.3.   Spendthrift Provision.................................  22
SECTION 9.    AMENDMENT AND TERMINATION....................................  23
              9.1.   Before a Change-in-Control............................  23
                        9.1.1.  Terminated Participants....................  23
                        9.1.2.  Other Participants.........................  23
              9.2.   After a Change-in-Control.............................  23
                        9.2.1.  Existing Participants......................  23
                        9.2.2.  New Participants...........................  23
              9.3.   No Oral Amendments....................................  24
              9.4.   Plan Binding on Successors............................  24
SECTION 10.   DETERMINATIONS -- RULES AND REGULATIONS......................  25
              10.1.  Determinations........................................  25
              10.2.  Rules and Regulations.................................  25
              10.3.  Certifications........................................  25
              10.4.  Claims Procedure......................................  25
                        10.4.1.  Original Claim............................  25
                        10.4.2.  Review of Denied Claim....................  26
                        10.4.3.  General Rules.............................  26
                        10.4.4.  Deadline to File Claim....................  27
                        10.4.5.  Limitations and Exhaustion................  27
              10.5.  Information Furnished by Participants.................  28
SECTION 11.   PLAN ADMINISTRATION..........................................  29
              11.1.  Plan Administrator....................................  29
                        11.1.1.  Officers..................................  29
                        11.1.2.  Chief Executive Officer...................  29
                        11.1.3.  Compensation Committee....................  29
              11.2.  Conflict of Interest..................................  29
              11.3.  Administrator.........................................  29

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                      11.4.  Service of Process.......................    29
                      11.5.  Expenses                                     29
SECTION 12.    DISCLAIMERS............................................    30
                      12.1.  Term of Employment.......................    30
                      12.2.  Source of Payment........................    30
                      12.3.  Delegation...............................    30
SECTION 13.    CONSTRUCTION...........................................    31
                      13.1.  ERISA Status.............................    31
                      13.2.  IRC Status...............................    31
                      13.3.  Rules of Document Construction...........    31
                      13.4.  References to Laws.......................    31
                      13.5.  Choice of Law............................    31
                      13.6.  Effect on Other Plans....................    32

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

                               ROBINSON COMPANIES

                     NONQUALIFIED DEFERRED COMPENSATION PLAN
                                (2000 Statement)


                                    SECTION 1

                          INTRODUCTION AND DEFINITIONS


1.1. Statement of Plan. Effective January 1, 2001, C.H. ROBINSON WORLDWIDE, INC., a Delaware corporation (the "Principal Sponsor") and certain affiliated corporations (hereinafter together with the Principal Sponsor sometimes collectively referred to as the "Employers") hereby create and establish a nonqualified, unfunded, deferred compensation plan for the purpose of allowing a select group of management and highly compensated employees of the Employers to defer the receipt of compensation which would otherwise be paid to those employees.


1.2. Definitions. When the following terms are used in this Plan Statement with initial capital letters, they shall have the following meanings:


         1.2.1. Account -- the separate bookkeeping account representing the separate unfunded and unsecured general obligation of the Employers established with respect to each person who is a Participant in this Plan in accordance with
Section 2 and to which are credited amounts pursuant to Section 3 and Section 4 and from which are subtracted forfeitures and payments made pursuant to Section 5 and Section 7. To the extent necessary or useful to the administration of the Plan, the Plan Administrator may cause the Account to be divided into any number of subaccounts all of which, taken together, shall be the Account.


         1.2.2. Affiliate -- a business entity which is affiliated in ownership with the Principal Sponsor or an Employer and is recognized as an Affiliate by the Principal Sponsor for the purposes of this Plan.


         1.2.3. Annual Valuation Date -- each December 31.


         1.2.4. Beneficiary -- a person designated by a Participant (or automatically by operation of the Plan Statement) to receive all or a part of the Participant's Account in the event of the Participant's death prior to full payment thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.


         1.2.5. Change-in-Control -- any of the following events:

         (a) A sale of all or substantially all of the assets of the Principal Sponsor.

         (b) The acquisition of securities of the Principal Sponsor representing more than fifty percent (50%) of the combined voting power of the Principal Sponsor's

                                      -1-
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                  then outstanding securities by any person or group of persons acting in concert.

         (c) A consolidation or merger of the Principal Sponsor in which the Principal Sponsor is not the continuing or surviving corporation or pursuant to which shares of the Principal Sponsor's outstanding capital stock are converted into cash, securities or other property, other than a consolidation or merger of the Principal Sponsor in which the Principal Sponsor's stockholders immediately prior to the consolidation or merger have the same proportionate ownership of voting capital stock of the surviving corporation immediately after the consolidation or merger.

         (d) If the shares of voting capital stock of the Principal Sponsor are traded on an established securities market: a public announcement that any person has acquired or has the right to acquire beneficial ownership of securities of the Principal Sponsor representing more than fifty percent (50%) of the combined voting power of the Principal Sponsor's then outstanding securities, and for this purpose the terms "person" and "beneficial ownership" shall have the meanings provided in Section 13(d) of the Securities Exchange Act of 1934, as amended, or related rules promulgated by the Securities and Exchange Commission or the commencement of or public announcement of an intention to make a tender offer or exchange offer for securities of the Principal Sponsor representing more than fifty percent (50%) of the combined voting power of the Principal Sponsor's then outstanding securities.

         (e) The Compensation Committee, in its sole and absolute discretion, determines that there has been a sufficient change in the share ownership of the Principal Sponsor to constitute a change of effective ownership or control of the Principal Sponsor.


         1.2.6. Compensation Committee -- the Compensation Committee of the Board of Directors of the Principal Sponsor (or any successor committee).


         1.2.7. Effective Date -- January 1, 2001.


         1.2.8. Employers -- the Principal Sponsor and any business entity affiliated with the Principal Sponsor that employs persons who are designated for participation in this Plan.


         1.2.9. Event of Maturity -- any of the occurrences described in Section 6 by reason of which a Participant or Beneficiary may become entitled to a payment from this Plan.


         1.2.10. Index Fund -- any of the hypothetical investment portfolios used for the purpose of measuring income, gains and losses to the Accounts of Participants (as if the Accounts had in fact been so invested) as selected by the Compensation Committee from time to time.

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         1.2.11. Normal Retirement Date -- the last day of the calendar month in which a Participant attains age sixty-five (65) years.


         1.2.12. Participant -- an employee of an Employer who is designated as eligible to participate in this Plan and becomes a Participant in this Plan in accordance with the provisions of Section 2. An employee who has become a Participant shall be considered to continue as a Participant in this Plan until the date of the Participant's death or, if earlier, the date when the Participant is no longer employed by an Employer or an Affiliate and upon which the Participant no longer has any Account under this Plan (that is, the Participant has received a payment of all of the Participant's Account).


         1.2.13. Plan -- the nonqualified and unfunded income deferral program established and maintained by the Principal Sponsor for the benefit of Participants eligible to participate therein, as set forth in the Plan Statement. (As used in this document, "Plan" does not refer to the document pursuant to which this Plan is maintained. That document is referred to in this document as the "Plan Statement"). The Plan shall be referred to as the "C.H. ROBINSON WORLDWIDE, INC. NONQUALIFIED DEFERRED COMPENSATION PLAN."


         1.2.14. Plan Administrator -- C.H. ROBINSON WORLDWIDE, INC., a Delaware corporation.


         1.2.15. Plan Statement -- this document entitled "Robinson Companies Nonqualified Deferred Compensation Plan (2000 Statement)" as adopted by the Board of Directors of C.H. ROBINSON WORLDWIDE, INC. effective as of September 1, 2000, as the same may be amended from time to time thereafter.


         1.2.16. Plan Year -- the twelve (12) consecutive month period ending on December 31, the Annual Valuation Date.


         1.2.17. Principal Sponsor -- C.H. ROBINSON WORLDWIDE, INC., a Delaware corporation.


         1.2.18. Termination of Employment -- a complete severance of an employee's employment relationship with the Employers and all Affiliates, if any, for any reason other than the employee's death. A transfer from employment with an Employer to employment with an Affiliate of an Employer shall not constitute a Termination of Employment. A decision by the Compensation Committee to not select a Participant for participation for a subsequent Plan Year shall not constitute a Termination of Employment. If an Employer who is an Affiliate ceases to be an Affiliate because of a sale of substantially all the stock or assets of the Employer, then Participants who are employed by that Employer and who cease to be employed by the Plan Administrator or an Employer on account of the sale of substantially all the stock or assets of the Employer shall be deemed to have thereby had a Termination of Employment for the purpose of commencing payments from this Plan.


         1.2.19. Valuation Date -- each date that the U.S. securities markets are open and conducting business.

                                      -3-
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         1.2.20. Retirement Plan -- the tax-qualified, defined contribution, profit sharing plan of C.H. ROBINSON WORLDWIDE, INC. established for the benefit of employees eligible to participate therein, and known as the "ROBINSON COMPANIES RETIREMENT PLAN."

                                    SECTION 2

                                  PARTICIPATION

2.1. Participation.


         2.1.1. General Participation. Each employee of the Principal Sponsor shall be eligible for participation in this Plan for each Plan Year that employee is, on the first day of that Plan Year, an officer of the Principal Sponsor elected to such officer position by the Board of Directors.


         2.1.2. Participation by Selection. In addition, the Compensation Committee may select other employees of an Employer for participation in this Plan. Each employee of an Employer selected for participation in this Plan for a particular Plan Year by the Compensation Committee shall become a Participant in this Plan as of the first day of that Plan Year.


         (a) The Compensation Committee may, in its discretion, allow an employee of an Employer selected for participation in this Plan to initially enroll on other than the first day of the Plan Year if, and only if, the selected employee is selected for participation and enrolls within the first thirty (30) days after first becoming an employee of an Employer.


         (b) The Compensation Committee shall not select any employee for participation unless the Compensation Committee determines that such employee will be for that Plan Year a member of a select group of management or highly compensated employees (as that expression is used in ERISA).


         (c) The Compensation Committee shall select such employees for participation in this Plan on a Plan Year by Plan Year basis. Selection for one Plan Year does not entitle the employee to be selected the next Plan Year. An employee who has been selected by the Compensation Committee shall, however, be presumed to be selected for subsequent Plan Years unless and until the Compensation Committee evidences a contrary intention.


         2.1.3. Initial Enrollment. Prior to the date that an employee eligible for participation first becomes a Participant, such employee shall as a condition of participation in this Plan complete such forms and make such elections as the Plan Administrator may require for the effective administration of this Plan. At a minimum, the initial enrollment shall include the following:

         (a) Such initial enrollment shall designate the amount of compensation the Participant elects to defer under the terms of the Plan in accordance with Section 3.

         (b) Such initial enrollment shall designate the form and the time for the payment of the Participant's Account following an Event of Maturity pursuant to Section 7 (and if such designation is not clearly made to the contrary shall be deemed to have been a designation of a single lump sum payment to be made as soon as practicable after the Annual Valuation Date for the Plan Year in which the Event of Maturity occurred).

         (c) Such initial enrollment shall specify a scheduled payment or payments to be made from the Plan pursuant to Section 7.4 if any such scheduled payments are to be made.


The initial enrollment shall be made in writing upon forms furnished by the Plan Administrator, shall be made at such time as the Plan Administrator shall determine and shall conform to such other procedural rules as the Plan Administrator shall establish.


2.2. Specific Exclusion. Notwithstanding anything apparently to the contrary in the Plan Statement or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or herself or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate ab initio and the individual's Account shall be forfeited immediately and such person shall be obligated to reimburse the Plan Administrator for all amounts erroneously paid to him or her.

                                    SECTION 3

                               CREDITS TO ACCOUNTS


3.1. Deferral Credits.


         3.1.1. Amount of Credits. Prior to the first day of any Plan Year, an employee who has been selected for participation for that Plan Year may elect to defer compensation for that Plan Year. An election made by a Participant for a Plan Year shall remain in effect for subsequent Plan Years unless, prior to a subsequent Plan Year, the election is changed or terminated by the Participant or the Participant is not selected for participation for that subsequent Plan Year. Each such election:

         (a) Shall be irrevocable for the Plan Year with respect to which it is made once it has been accepted by the Plan Administrator.

         (b) Shall designate the amount or portion of the Participant's base compensation or bonus compensation or both which is earned during that Plan Year (without regard to whether it would be paid during that or a subsequent Plan Year) which shall not be paid to the Participant but instead shall be credited under this Plan under Section 3 and paid from this Plan under Section 7. The amount or portion may be designed as a dollar amount or a percentage. The amount or portion of the base compensation that can be designated shall not exceed one hundred percent (100%) of the Participant's base compensation nor more than one hundred percent (100%) of the Participant's bonus compensation. No deferral election shall be accepted unless, based on facts as then known, the anticipated annual deferral is at least Three Thousand Dollars ($3,000).

         (c) Shall be made in writing upon forms furnished by the Plan Administrator, shall be made at such time as the Plan Administrator shall determine, shall be made before the beginning of the Plan Year with respect to which it is made and shall conform to such other procedural rules as the Plan Administrator shall establish.


         3.1.2. Crediting to Accounts. The Plan Administrator shall credit to the Account of each Participant the amount, if any, of compensation the Participant elected to defer. Such amount shall be credited in cash and thereafter recorded as if invested in an Index Fund or Index Funds as provided in Section 4. Such amount shall be credited as nearly as practicable as of the time or times when the compensation would have been paid to the Participant but for the election to defer.


3.2. Discretionary Employer Credits.


         3.2.1. Amount of Credits. At any time and from time to time, an Employer may, in its sole and absolute discretion, cause a discretionary Employer credit to be made to the Account of a Participant. No Participant shall be entitled to a discretionary Employer credit because a credit is made for any other Participant. No discretionary Employer credit shall be considered to have been made under this Plan unless and until the fact, amount and time of such discretionary Employer credit has been unambiguously communicated, in writing, to the Participant and to the Plan Administrator by a person clearly authorized to do so by the Employer.


         3.2.2. Crediting to Accounts. The Plan Administrator shall credit to the Account of each Participant the amount, if any, of such discretionary Employer credit. Such amount shall be credited in cash and thereafter recorded as if invested in an Index Fund or Index Funds as provided in Section 4. Such amount shall be credited as of the date unambiguously communicated by the Employer to the Plan Administrator.


3.3. Option Gain Deferral .


         3.3.1. Amount of Deferral. From time to time, an employee who has been selected for participation for that Plan Year may elect to defer delivery to the Participant of all or a portion of the shares representing gain on the exercise of the option which would otherwise be deliverable to the Participant on the exercise of options granted to the employee on the common stock of the Principal Sponsor (excluding options granted under a Code ss.423 plan). Each such election:

         (a) Shall be irrevocable once it has been accepted by the Plan Administrator.

         (b) Shall preclude the Participant from exercising the option on the designated shares for at least one (1) year after the election to defer delivery is received by the Plan Administrator.

         (c) Shall obligate the Participant to pay the purchase price on the exercise of the option on the designated shares to the issuer in the form of shares of the Principal Sponsor.

         (d) Shall designate the amount or portion of the gain on the exercise of the options on the designated shares that shall not be delivered to the Participant but instead shall be held for subsequent delivery from the option plan at the time and in the form specified under Section 7. The amount or portion of such gain may be designated as a dollar amount or a percentage. No such deferral election shall be accepted unless, based on facts as then known, the anticipated value of the shares for which delivery is deferred will be at least Three Thousand Dollars ($3,000).

         (e) Shall be made in writing upon forms furnished by the Plan Administrator, shall be made at such time as the Plan Administrator shall determine and shall conform to such other procedural rules as the Plan Administrator shall establish.

         (f) Shall, upon acceptance by the Plan Administrator, constitute an amendment of the award under which the Participant was granted the option.

This option gain deferral provision shall not be effective unless and until the Compensation Committee shall affirmatively act to implement the provision. The Compensation Committee may limit or withdraw the right to defer delivery to the Participant of the shares representing gain on the exercise of an option to a class of elections or an individual election either prospectively or retroactively.


         3.3.2. Crediting to Accounts. The Plan Administrator shall credit to the Account of each Participant a number of stock units equal to the number of shares that would have been delivered to the Participant upon exercise of the option but for the election to defer delivery. Such stock units shall be credited as nearly as practicable as of the time or times when the delivery of the shares to the Participant would have occurred but for the election to defer delivery. In addition, there shall be credited to the Account that number of stock units equal to the number of shares which could have been purchased if all dividends payable on the number of shares equal to the number of stock units credited to the Account after the exercise date had been reinvested in additional shares.

                                    SECTION 4

                             ADJUSTMENT OF ACCOUNTS

4.1. Operation of Index Funds. From time to time and at any time, the Compensation Committee may designate one or more Index Funds for the purpose of this Plan. The Compensation Committee shall determine the general characteristics and objectives of each Index Fund. The Compensation Committee may, in its discretion, identify common stock of the Principal Sponsor as an Index Fund. The Compensation Committee shall adopt rules specifying the circumstances under which a particular Index Fund may be selected, or shall be automatically selected, limitations or prohibitions on the ability to select into or out of specific Index Funds, the minimum or maximum amount or percentage of an Account which may be selected into a particular Index Fund, the procedures for making or changing selections among Index Funds, the extent (if any) to which Beneficiaries of deceased Participants may make selections and the effect of a Participant's or Beneficiary's failure to make an effective selection with respect to all or any portion of an Account and all similar matters governing the selection of Index Funds. If the Compensation Committee identifies common stock of the Principal Sponsor as an Index Fund, each Participant who selects (or is required by this Plan to utilize) that Index Fund as to all or any portion of his or her Account shall not be permitted to select out of that Index Fund at any time (i.e., that selection is permanent and irreversible). The Compensation Committee shall have the power, from time to time, to eliminate Index Funds, to direct that additional Index Funds be designated and, under rules, to withdraw or limit selection of a particular Index Fund.


4.2. Establishment of Accounts. There shall be established for each Participant an unfunded, bookkeeping Account which shall be adjusted each Valuation Date.


4.3. Adjustments of Accounts. In accordance with rules and procedures approved by the Plan Administrator, the Plan Administrator shall cause the value of each Account or portion of an Account hypothetically invested in a particular Index Fund (including unpaid Accounts) to be increased (or decreased) from time to time for payments, forfeitures, contributions, investment gains (or losses) and expenses charged to the Account as if the Account had been invested in (and re-invested in) the Index Fund or Index Funds. However, any portion of an Account for which the Index Fund is common stock of the Principal Sponsor shall be recorded in stock units and any dividends deemed to have been payable on stock units shall be deemed immediately reinvested in that same Index Fund.

                                    SECTION 5

                               VESTING OF ACCOUNT

5.1. General Rule. Except as elsewhere specifically provided, the account of each Participant shall be fully (100%) vested and nonforfeitable at all times unless stated otherwise in an Employer award.


5.2. Conduct Forfeiture. Notwithstanding any other provision of this Plan Statement, a Participant shall forfeit all entitlement to the Account in excess of the aggregate amount of deferral credits made by the Participant (i.e., shall forfeit all earnings and gains on deferral credits and shall forfeit all discretionary Employer credits and all earnings and gains thereon) upon the determination by the Plan Administrator (or, if the Participant is the Chief Executive Officer of the Principal Sponsor, the Compensation Committee) that the Participant, either before or after termination of employment:


         (a) has engaged in a criminal or fraudulent activity resulting in harm to an Employer or an Affiliate; or


         (b) has divulged to a competitor any material confidential information or trade secrets of an Employer or an Affiliate; or


         (c) has provided an Employer or Affiliate with materially false reports concerning such Participant's business interests or employment; or


         (d) has made materially false representations which are relied upon by an Employer or an Affiliate in furnishing information to a shareholder, auditors or any regulatory or governmental agency; or


         (e) has maintained an undisclosed, unauthorized and material conflict of interest in the discharge of the duties owed by such Participant to an Employer or an Affiliate; or


         (f) has engaged in conduct causing a serious violation of state or federal law by an Employer or an Affiliate; or


         (g) has engaged in reckless or grossly negligent activity toward an Employer or an Affiliate which is admitted or judicially proven and which results in significant harm to an Employer or an Affiliate; or


         (h) has engaged in the theft of assets or funds of an Employer or an Affiliate; or


         (i) has engaged in fraud or dishonesty toward an Employer or an Affiliate which is admitted or judicially proven; or

         (j) has been convicted of any crime which directly or indirectly arose out of such Participant's employment relationship with an Employer or an Affiliate or materially affected such Participant's ability to discharge the duties of employment with an Employer or an Affiliate; or

         (k) shall fail at or after the time of such Participant's termination of employment to execute a form of release and waiver prepared by and acceptable to the Principal Sponsor releasing all Employers (and their officers, directors, employees and agents) from all direct or indirect claims for workers' compensation benefits, unemployment compensation benefits, claims arising as a result of employment discrimination, employment related claims arising under tort, breach of contract (express or implied) or any other law or theory and all other similar types of claims (whether known or unknown) as the Principal Sponsor may specify or, after executing such a release or waiver, shall fail to abide by its terms.

                                    SECTION 6

                                    MATURITY

A Participant's Account shall mature and shall become payable in accordance with
Section 7 upon the earliest occurrence of any of the following events while in the employment of an Employer or an Affiliate:

         (a)      the Participant's death, or

         (b)      the Participant's Termination of Employment, or

         (c)      termination of this Plan.

                                    SECTION 7

                                    PAYMENTS

7.1. Termination Payments. Upon the occurrence of an Event of Maturity effective as to a Participant, the Plan Administrator shall cause the Employer to commence payment of such Participant's Account (reduced by the amount of any applicable payroll, withholding and other taxes) in the form and at the time designated by the Participant in his or her initial enrollment under Section 2.1.3, new designation under Section 7.1.4, or under the default designation under Section
7.1.5. A Participant shall not be required to make application to receive payment. Payment shall not be made to any Beneficiary, however, until such Beneficiary shall have filed a written application for benefits in a form acceptable to the Plan Administrator and such application shall have been approved by the Plan Administrator.


7.1.1. Form of Payment. Payment shall be made in whichever of the following forms as the Participant shall have designated in writing at the time of his or her initial enrollment (to the extent that such designation is consistent with the rules of the Plan Statement):

         (a) Term Certain Installments to Participant. If the Distributee is a Participant and the Account at the Event of Maturity is at least Twenty-five Thousand Dollars ($25,000) in a series of annual installments payable over five (5) years, ten (10) years or fifteen (15) years.

         (b) Continued Term Certain Installments to Beneficiary. If the Distributee is a Beneficiary of a deceased Participant and payment had commenced to the deceased Participant before his or her death over a five (5) year, ten (10) year or fifteen
                  (15) year period as specified in paragraph (a) above, in a series of annual installments payable over the remainder of the period.

         (c) Lump Sum to Participant or Beneficiary. If the Distributee is a Participant, in a single lump sum. If the Distributee is a Beneficiary of a deceased Participant and payment had not commenced to the deceased Participant before the Participant's death, in a single lump sum payment.


         7.1.2. Time of Payment. Payment shall be made or commenced at whichever of the following times as the Participant shall have designated in writing at the time of his or her initial enrollment (to the extent that such designation is consistent with the rules of the Plan Statement):

         (a) Termination of Employment. If the payment is made or commenced on account of the Participant's Termination of Employment payment shall be made or commenced:

                  (i) Within Sixty (60) days immediately following Termination of Employment.

                  (ii) If the Account at the Event of Maturity is at least Twenty-five Thousand Dollars ($25,000), as of the Annual Valuation Date coincident with or immediately following the Participant's Termination of Employment and shall be made or commenced as soon as practicable after such Annual Valuation Date.

                  (iii) If the Account at the Event of Maturity is at least Twenty-five Thousand Dollars ($25,000), within Sixty
                           (60) days immediately following the later of Termination of Employment or the attainment of the age elected by the Participant as set forth on the Participant's designation form then in effect.

         (b) Death. If the payment is made on account of the Participant's death, payment shall be made within sixty (60) days following the Participant's death.

         (c) Other. In all other cases, payment to the Participant shall be made within sixty (60) days following the Participant's Termination of Employment.

         (d) Code ss.162(m) Delay. If the Plan Administrator determines that delaying the time of the initial payments are made or commenced would increase the probability that such payments would be fully deductible for federal or state income tax purposes, the Plan Administrator may unilaterally delay the time of the making or commencement of payments for up to twenty-four (24) months after the date such payments would otherwise be payable.


         7.1.3. Installment Amounts. The amount of the annual installments shall be determined by dividing the amount of the Account as of the Annual Valuation Date as of which the installment is being paid by the number of remaining installment payments to be made (including the payment being determined).


         7.1.4. New Designation. At any time and from time to time, each Participant may file with the Plan Administrator a new designation of a form and time of payment. Each such subsequent designation shall supercede all prior designations and shall be effective as to the Participant's entire Account (including the portions of the Account attributable to periods before the new designation is filed) as if the new designation had been made in writing at the time of his or her initial enrollment. Notwithstanding the foregoing, however, any new designation shall be disregarded as if it had never been filed (and the prior effective designation shall be given effect) unless the designation:

         (a) was filed with the Plan Administrator at least one (1) year before the Event of Maturity, and

         (b) was filed at least one (1) year after any other prior designation (including the designation made as part of the initial enrollment).

A new designation shall be made in writing upon forms furnished by the Plan Administrator and shall conform to such other procedural rules as the Plan Administrator shall establish.


         7.1.5. Default. If for any reason a Participant shall have failed to make a timely written designation of form and time for payment (including reasons entirely beyond the control of the Participant), the payment shall be made in a single lump sum within sixty (60) days immediately following the Participant's Termination of Employment.


         7.1.6. No Spousal Rights. No spouse, former spouse, Beneficiary or other person shall have any right to participate in the Participant's designation of a form or time of payment.


7.2. In-Service Payment.


         7.2.1. When Available. A Participant who is not receiving annual installments may request payment of amounts from his or her Account at any time and from time to time. To receive such an in-service payment, the Participant must file a written application with the Plan Administrator. The Plan Administrator shall approve the in-service payment application if the required procedural requirements have been satisfied and the amount of the requested in-service payment and forfeitures required under Section 7.2.3 do not exceed the value of the Account.


         7.2.2. Payment. Payment of the in-service payment (and imposition of the forfeiture described in Section 7.2.3) shall be made form the Account to the Participant in a lump sum payment as soon as administratively feasible and in all events within sixty (60) days following the approval of a completed application by the Plan Administrator.


         7.2.3. Forfeiture. Upon the approval of an in-service payment application, there shall be irrevocably forfeited from the Account of the Participant an amount equal to ten percent (10%) of the amount approved for payment.


7.3. Accelerated Lump Sum Payment.


         7.3.1. When Available. A Participant or Beneficiary who is receiving annual installments may request an accelerated lump sum payment of the balance remaining in his or her entire Account (after reduction for the forfeiture described in Section 7.3.3). To receive such an accelerated lump sum payment, the Participant or Beneficiary must file a written application with the Plan Administrator. The Plan Administrator shall approve the accelerated lump sum payment application if the required procedural requirements have been satisfied.


         7.3.2. Payment. Payment of the accelerated lump sum payment (after reduction for the forfeiture described in Section 7.3.3) shall be made from the Account to the Participant or Beneficiary in a lump sum payment as soon as administratively feasible and in all events within sixty (60) days following the approval of a completed application by the Plan Administrator. The amount of the accelerated lump sum payment shall be equal to the value of the Account as of date of payment (after reduction for the forfeiture described below).

         7.3.3. Forfeiture. Upon the approval of an accelerated lump sum payment application, there shall be irrevocably forfeited from the Account of the Participant or Beneficiary an amount equal to ten percent (10%) of the Account.


7.4. Scheduled Payments.


         7.4.1. When Available. At the time of initial enrollment under Section 2.1.3, each enrolling Participant shall have the opportunity to elect to cause this Plan to make one (1) or more scheduled payments to the Participant from the Account as of the Annual Valuation Dates designated by the Participant in the initial enrollment. At the time of initial enrollment the Participant may designate either a fixed dollar amount (not less than Two Thousand Dollars) or a percentage of the Account value (also not less than Two Thousand Dollars) as the amount of the scheduled payment. If the Participant shall give at least twelve
(12) months' prior written notice to the Plan Administrator, a scheduled payment may be delayed one (1) time until the following Annual Valuation Date or may be cancelled (in which event distribution shall be made pursuant to such other rules and provisions of this Plan Statement).


         7.4.2. Payment. Each scheduled payment elected by the Participant shall be paid from the Account to the Participant in a lump sum as soon as may be practicable after the Annual Valuation Dates designated by the Participant in his or her initial enrollment. Notwithstanding the dollar amount of the scheduled payment elected by the Participant in the initial enrollment, if the value of the Account that would remain after such scheduled payment is made would be less than Five Thousand Dollars ($5,000) the entire Account shall be paid. In no event shall any scheduled payment occur after the death of the Participant or after any other Event of Maturity with respect to the Participant. In no event shall such scheduled payments exceed the value of the Account when made. If the amount of the scheduled payment elected by the Participant exceeds the value of the Account, the entire Account shall be paid in lieu of the amount designated.


7.5. Designation of Beneficiaries.


         7.5.1. Right to Designate. Each Participant may designate, in writing upon forms to be furnished by and filed with the Plan Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant's Account in the event of such Participant's death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Plan Administrator during the Participant's lifetime.


         7.5.2. Failure of Designation. If a Participant:

         (a)      fails to designate a Beneficiary,

         (b) designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

         (c) designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,


such Participant's Account, or the part thereof as to which such Participant's designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:


         Participant's surviving spouse
         Participant's surviving issue per stirpes and not per capita Participant's surviving parents Participant's surviving brothers and sisters Representative of Participant's estate.


         7.5.3. Disclaimers by Beneficiaries. A Beneficiary entitled to a payment of all or a portion of a deceased Participant's Account may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must not have received a payment of all or any portion of the Account at the time such disclaimer is executed and delivered, and, if a natural person, must have attained must have attained legal age as of the date of the disclaimer. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary's entire interest in the unpaid Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, an original executed copy of the disclaimer must be both executed and actually delivered to the Plan Administrator after the date of the Participant's death but not later than one hundred nine (9) months after the date of the Participant's death. A disclaimer shall be irrevocable when delivered to the Plan Administrator. A disclaimer shall be considered to be delivered to the Plan Administrator only when actually received by an officer of the Plan Administrator who is familiar with the affairs of the Plan. The Plan Administrator shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8.3. No other form of attempted disclaimer shall be recognized by the Plan Administrator. The foregoing requirements are solely for the purpose of disclaiming benefits under the Plan and compliance with these requirements does not assure that the disclaimer will be valid for tax purposes or any other purposes. It is the responsibility of the person disclaiming to assure compliance with any and all requirements to assure proper tax treatment of the disclaimer if that is intended.


         7.5.4. Definitions. When used herein and, unless the Participant has otherwise specified in the Participant's Beneficiary designation, when used in a Beneficiary designation, "issue" means all persons who are lineal descendants of the person whose issue are referred to, subject to the following:


         (a) a legally adopted child and the adopted child's lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent's lineal ancestors);

         (b) a legally adopted child and the adopted child's lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent's lineal ancestors); except that if, after a child's parent has died, the child is legally adopted by a stepparent who is the spouse of the child's surviving parent, the child and the child's lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent's lineal ancestors);


         (c) if the person (or a lineal descendant of the person) whose issue are referred to is the parent of a child (or is treated as such under applicable law) but never received the child into that parent's home and never openly held out the child as that parent's child (unless doing so was precluded solely by death), then neither the child nor the child's lineal descendants shall be issue of the person.


"Child" means an issue of the first generation; "per stirpes" means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and "survive" and "surviving" mean living after the death of the Participant.


         7.5.5. Special Rules. Unless the Participant has otherwise specified in the Participant's Beneficiary designation, the following rules shall apply:

         (a) If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

         (b) The automatic Beneficiaries specified in Section 7.4.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary's estate.

         (c) If the Participant designates as a Beneficiary the person who is the Participant's spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Plan Administrator after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant's lifetime.)

         (d) Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant's death.

         (e) Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.


A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant's legal residence. The Plan Administrator shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.


         7.5.6. No Spousal Rights. Prior to the death of the Participant, no spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits credited under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.


7.6. Death Prior to Full Payment. If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Account which is payable to the Beneficiary (and shall not be paid to the Participant's estate).


7.7. Facility of Payment. In case of the legal disability, including minority, of a Participant or Beneficiary entitled to receive any payment under this Plan, payment shall be made, if the Plan Administrator shall be advised of the existence of such condition:

         (a) to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

         (b) to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Plan Administrator that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.


Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the Plan Administrator therefore.


7.8. Payments in Kind. All payments from this Plan shall be made only in cash and not in kind; provided, however, that (subject to Section 7.10) to the extent a Participant has selected (or is required by this Plan to utilize) an Index Fund that consists primarily of common stock of the Principal Sponsor as the hypothetical investment for all or a portion of his or her Account, payment (or delivery from the option plan) shall be made in kind in common stock and not in cash. The term

"Payment" as used in this Section 7 shall refer to and include "delivery" as applied to the deferred option gains.


7.9. Disqualification. Notwithstanding any other provision of the Plan Statement or any election or designation made under this Plan, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, the Plan Administrator shall determine whether the killing was felonious and intentional for this purpose.


7.10. Tax Withholding. The Employer shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by the Employer under applicable law with respect to any amount payable under this Plan. The Participant shall not be liable for any tax withholding. Prior to any delivery or payment and pursuant to any rules the Compensation Committee may adopt, a Participant may authorize the Employer to withhold a portion of the shares of common stock to be delivered or paid for the payment of all federal, state or local or other tax required to be withheld by the Employer.

                                    SECTION 8

                                 FUNDING OF PLAN

8.1. Unfunded Obligation. The obligation of the Employers to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employers to make such payments. The Participant shall have no lien, prior claim or other security interest in any property of the Employers. The Employers are not required to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund is established, the property therein shall remain the sole and exclusive property of the Employers. The Employers will pay the cost of this Plan out of its general assets. All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the Employers' obligation to Participants in this Plan and shall not be construed to impose on the Employers the obligation to create any separate fund for purposes of this Plan.


8.2. Life Insurance. If the Employers elect to finance all or a portion of the costs in connection with this Plan through the purchase of life insurance or other similar investments, the Participant agrees, as a condition of participation in this Plan, to cooperate with the Employers in the purchase of such investment to any extent reasonably required by the Employers and relinquishes any claim he or she may have either for himself or herself or any beneficiary to the proceeds of any such investment or any other rights or interests in such investment. If a Participant fails or refuses to cooperate, then notwithstanding any other provision of the Plan Statement (including, without limiting the generality of the foregoing, Section 4) the Employers shall pay the individual's Account immediately and the Participant shall not be eligible to enroll in this Plan again.


8.3. Spendthrift Provision. No Participant or Beneficiary shall have any interest in any Account which can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employers, nor shall the Employers recognize any assignment thereof, either in whole or in part, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Employers.


The power to designate Beneficiaries to receive the Account of a Participant in the event of such Participant's death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant's Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employers.


This section shall not prevent the Plan Administrator from exercising, in its discretion, any of the applicable powers and options granted to it upon the occurrence of an Event of Maturity, as such powers may be conferred upon it by any applicable provision hereof.

                                    SECTION 9

                            AMENDMENT AND TERMINATION

9.1. Before a Change-in-Control. Prior to the occurrence of a Change-in-Control, the Compensation Committee may unilaterally amend the Plan Statement prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan both with regard to persons expecting to receive benefits in the future subject to the following.


         9.1.1. Terminated Participants. The benefit, if any, payable to or with respect to a Participant who has had a Termination of Employment as of the effective date of such amendment or the effective date of such termination shall not be, without the knowing and voluntary written consent of the Participant, diminished or delayed by such amendment or termination (but the Compensation Committee may amend the Plan Statement to otherwise modify the payment of any such benefit including, but not limited to, accelerating the payment of all remaining payments into a single lump sum payment).


         9.1.2. Other Participants. The benefit, if any, payable to or with respect to each other Participant determined as if such Participant had a Termination of Employment on the effective date of such amendment or the effective date of such termination shall not be, without the knowing and voluntary written consent of the Participant, diminished or delayed by such amendment or termination (but the Compensation Committee may amend the Plan Statement to otherwise modify the payment of any such benefit including, but not limited to, accelerating the payment of all remaining payments into a single lump sum payment).


9.2. After a Change-in-Control. After the occurrence of a Change-in-Control, the Compensation Committee may amend the Plan Statement or terminate this Plan as provided in Section 9.1 but subject to the following limitations.


         9.2.1. Existing Participants. After the occurrence of a Change-in-Control, the Compensation Committee may only amend the Plan Statement or terminate this Plan as applied to Participants who are Participants immediately preceding the date of the Change-in-Control if:

         (a) all benefits payable to or with respect to persons who were Participants as of the Change-in-Control (including benefits earned before and benefits earned after the Change-in-Control) have been paid in full prior to the adoption of the amendment or the termination, or

         (b) eighty percent (80%) of all the Participants determined as of the date of the Change-in-Control give knowing and voluntary written consent to such amendment or termination.


         9.2.2. New Participants. After the occurrence of a Change-in-Control, as applied to Participants who are not Participants immediately preceding the date of the Change-in-Control, the

Compensation Committee may unilaterally amend the Plan Statement prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan.


9.3. No Oral Amendments. No modification of the terms of the Plan Statement or termination of this Plan shall be effective unless it is in writing and signed on behalf of the Compensation Committee by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of the Plan Statement shall be effective to amend the Plan Statement nor binding on any person charged with the interpretation or application of the Plan Statement.


9.4. Plan Binding on Successors. The Principal Sponsor shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Employers), by agreement, to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Employers would be required to perform it if no such succession had taken place.

                                   SECTION 10

                     DETERMINATIONS -- RULES AND REGULATIONS

10.1. Determinations. The Compensation Committee and the Plan Administrator shall make such determinations as may be required from time to time in the administration of this Plan. The Compensation Committee and the Plan Administrator shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under this Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.


10.2. Rules and Regulations. Any rule not in conflict or at variance with the provisions of this Plan Statement may be adopted by the Plan Administrator. Without limiting the generality of the foregoing, the Plan Administrator may from time to time, in its discretion, authorize the use of electronic or other similar means of communicating elections, designations, other choices and notifications to and from the Plan Administrator.


10.3. Certifications. Information to be supplied or written notices to be made or consents to be given by the Plan Administrator, Principal Sponsor, an Employer or Compensation Committee pursuant to any provision of this Plan may be signed in the name of the Plan Administrator, Principal Sponsor, an Employer or Compensation Committee by any individual who has been authorized to make such certification or to give such notices or consents.


10.4. Claims Procedure. The claims procedure set forth in this Section 10.4 shall be the exclusive procedure for the disposition of claims for benefits arising under this Plan.


         10.4.1. Original Claim. Any employee, former employee or beneficiary of such employee or former employee may, if he or she so desires, file with the Plan Administrator a written claim for benefits under this Plan. Within ninety
(90) days after the filing of such a claim, the Plan Administrator shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Plan Administrator shall state in writing:

         (a)      the specific reasons for the denial;

         (b) the specific references to the pertinent provisions of the Plan Statement on which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d) an explanation of the claims review procedure set forth in this section.


         10.4.2. Review of Denied Claim. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Plan Administrator a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Plan Administrator shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.


         10.4.3. General Rules.

         (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Plan Administrator may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Plan Administrator upon request.

         (b) All decisions on claims and on requests for a review of denied claims shall be made by the Plan Administrator.

         (c) the Plan Administrator may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

         (d) A claimant may be represented by a lawyer or other representative (at the claimant's own expense), but the Plan Administrator reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled, upon request, to copies of all notices given to the claimant.

         (e) The decision of the Plan Administrator on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

         (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of the Plan Statement and all other pertinent documents in the possession of the Plan Administrator.

         (g) The Plan Administrator may permanently or temporarily delegate its responsibilities under this claims procedure to an individual or a committee of individuals.

         10.4.4. Deadline to File Claim. To be considered timely under the Plan's claim and review procedure, a claim must be filed with the Plan Administrator within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based. If or to the extent that the claim relates to a failure to effect a Participant's or Beneficiary's investment directions or a Participant's election regarding contributions, the one (1) year period shall be thirty (30) days.


         10.4.5. Limitations and Exhaustion.

         (a) No claim shall be considered under these administrative procedures unless it is filed with the Plan Administrator within two (2) years after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the claim. Every untimely claim shall be denied by the Plan Administrator without regard to the merits of the claim. No suit may be brought by or on behalf of any Participant or Beneficiary on any matter pertaining to this Plan unless the action is commenced in the proper forum before the earlier of:

                  (i) three (3) years after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the action, or

                  (ii) sixty (60) days after the Participant has exhausted these administrative procedures.

         (b) These administrative procedures are the exclusive means for resolving any dispute arising under this Plan insofar as the dispute pertains to any matter that arose more than one hundred twenty (120) days before a Change-in-Control. As to such matters:

                  (i) no Participant or Beneficiary shall be permitted to litigate any such matter unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted; and

                  (ii) determinations by the Compensation Committee and the Plan Administrator (including determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

         (c) These administrative procedures are not exclusive insofar as they pertain to any matter that arose after the Change-in-Control or within the one hundred twenty (120) days before the Change-in-Control. As to such matters:

                  (i) a Participant shall not be required to exhaust these administrative remedies;

                  (ii) if there is litigation regarding the benefits payable to or with respect to a Participant, notwithstanding
                           Section 10.1, determinations by the Compensation Committee and the Plan Administrator (including determinations regarding as to when any matter arose) shall not be afforded any deference and the matter shall be heard de novo; and

                  (iii) if a Participant successfully litigates, in whole or in part, any claim for benefits under this Plan, the Participant shall, in addition to any benefits awarded, be entitled to an award of reasonable attorney's fees and costs of the action.


10.5. Information Furnished by Participants. The Plan Administrator shall not be liable or responsible for any error in the computation of the Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Plan Administrator, and used by it in determining the Participant's Account. The Plan Administrator shall not be obligated or required to increase the Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Account of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate in view of the truth.

                                   SECTION 11

                               PLAN ADMINISTRATION


11.1. Plan Administrator.


         11.1.1. Officers. Except as hereinafter provided, functions generally assigned to the Plan Administrator shall be discharged by its officers or delegated and allocated as provided herein.


         11.1.2. Chief Executive Officer. Except as hereinafter provided, the Chief Executive Officer of the Plan Administrator may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Plan Administrator generally hereunder as the Chief Executive Officer may from time to time deem advisable.


         11.1.3. Compensation Committee. Notwithstanding the foregoing, the Compensation Committee shall have the exclusive authority, which may not be delegated, to amend the Plan Statement, to terminate this Plan, and to determine eligibility to participate in this Plan under Section 2.


11.2. Conflict of Interest. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specially affecting such Participant's individual rights hereunder or the rights of a person superior to him or her in the organization (as distinguished from the rights of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant's individual capacity in connection with any such matter.


11.3. Administrator. The Plan Administrator shall be the administrator for purposes of section 3(16)(A) of the Employee Retirement Income Security Act of 1974.


11.4. Service of Process. In the absence of any designation to the contrary by the Plan Administrator, the Secretary of the Plan Administrator is designated as the appropriate and exclusive agent for the receipt of service of process directed to this Plan in any legal proceeding, including arbitration, involving this Plan.


11.5. Expenses. All expenses of administering this Plan shall be borne by the Employer.

                                   SECTION 12

                                   DISCLAIMERS


12.1. Term of Employment. Neither the terms of the Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee. The terms of the Plan Statement shall not give any employee the right to be retained in the employment of an Employer or in any way limit or restrict the Employer's right or power to discharge any employee or other person at any time and to treat the employee without regard to the effect which such treatment might have upon the employee as a Participant in this Plan.


12.2. Source of Payment. Neither the Plan Administrator nor any of its officers nor any member of its Compensation Committee in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to any Participant or to any Beneficiary or to any creditor of a Participant or a Beneficiary. Each Participant, Beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the Employers for such payments or to the Accounts paid to any Participant or Beneficiary, as the case may be, for such payments. In each case where Accounts shall have been paid to a former Participant or a Beneficiary or to the person or any one of a group of persons entitled jointly to the receipt thereof and which purports to cover in full the benefit hereunder, such former Participant or Beneficiary, or such person or persons, as the case may be, shall have no further right or interest in the other assets of the Plan Administrator. Neither the Plan Administrator nor any of its officers nor any member of its Compensation Committee shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this Plan by reason of the insolvency of the Plan Administrator.


12.3. Delegation. The Plan Administrator and its officers and the members of its Compensation Committee shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Statement or pursuant to procedures set forth in the Plan Statement.

                                   SECTION 13

                                  CONSTRUCTION


13.1. ERISA Status. This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.


13.2. IRC Status. This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. The rules of section 3121(v)(2) and section 3306(r)(2) of the Code shall apply to this Plan.


13.3. Rules of Document Construction.

         (a) Age. An individual shall be considered to have attained a given age on such individual's birthday for that age (and not on the day before). Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

         (b) Compounds. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to the entire Plan Statement and not to any particular paragraph or Section of the Plan Statement unless the context clearly indicates to the contrary.

         (c) Titles. The titles given to the various Sections of the Plan Statement are inserted for convenience of reference only and are not part of the Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

         (d) Nonduplication. Notwithstanding any thing apparently to the contrary contained in the Plan Statement, the Plan Statement shall be construed and administered to prevent the duplication of benefits provided under this Plan and any other qualified or nonqualified plan maintained in whole or in part by the Employers.


13.4. References to Laws. Any reference in the Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

13.5. Choice of Law. This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.


13.6. Effect on Other Plans. This Plan shall not alter, enlarge or diminish any person's employment rights or obligations or rights or obligations under the Retirement Plan or any other plan. It is specifically contemplated that the Retirement Plan will, from time to time, be amended and possibly terminated. All such amendments and termination shall be given effect under this Plan (it being expressly intended that this Plan shall not lock in the benefit structures of the Retirement Plan or any other plan as they exist at the adoption of this Plan or upon the commencement of participation, or commencement of benefits by any Participant).





Dated:  __________________, 2000               C.H. ROBINSON WORLDWIDE, INC.



                                               By_______________________________


                                                   Its _________________________